Exhibit 99.2

FORM OF FIRST AMENDMENT TO LOCK-UP AGREEMENT

THIS FIRST AMENDMENT TO LOCK-UP AGREEMENT, dated as of December 28, 2004 (this “First Amendment”) is by and among SYRATECH CORPORATION and each of its Subsidiaries (collectively, the “Company”); and the Noteholders party hereto (the “Noteholders’).

WHEREAS, the Company and the Noteholders are parties to that certain Lock-Up Agreement dated as of November 15, 2004 (the “Lock-Up Agreement”); capitalized terms used herein shall have the meanings ascribed thereto in the Lock-Up Agreement unless otherwise defined herein;

WHEREAS, the Company filed a report on Form 8-K on December 17, 2004 (the “December 17th 8-K”), in which it reported that its fourth quarter financial performance to date and projected performance for the balance of the year were such that the Company did not expect to commence the actions called for in the Lock-Up Agreement by December 31, 2004;

WHEREAS, the Company has requested that the Noteholders agree to amend certain terms of the Lock-Up Agreement as set forth below; and

WHEREAS, the Noteholders have agreed to such amendments of certain terms of the Lock-Up Agreement, subject to the terms and conditions contained herein.

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.             AMENDMENTS AND WAIVERS

1.1.          Amendments to Section 6.1 Termination Events.

(a)           Subsection 6.1(f) is hereby amended by deleting the word “or” at the end thereof;

(b)           Subsection 6.1(g) is amended by replacing the date “April 30, 2005” in the second line thereof with the date “May 31, 2005” and replacing the period at the end thereof with a semicolon;

(c)           Section 6.1 is further amended by adding the following new subsections immediately following subsection 6.1(g):

“6.1(h)  The Company shall fail to deliver to the Noteholders’ counsel and financial advisor (collectively, the “Advisors”) no later than January 10, 2005 a detailed revised business plan, in form and substance reasonably satisfactory to the Consenting Lock-Up Noteholders based upon the recommendation by the Advisors to such Noteholders that such plan is reasonably satisfactory and such Noteholders having accepted such recommendation, reflecting specific actions to be taken by the Company to reduce costs and ensure sufficient liquidity for the Company to meet its working capital needs for the calendar year 2005 ;

6.1(i)  If, (a) on or before December 28, 2004, the Consenting Lock-Up Noteholders request that the Company retain the services of an operations consultant acceptable to such Noteholders to assist with respect to its ongoing operations (the “Operations Consultant”), and the Company shall fail to do so on or before January 7, 2005, or (b) after December 28, 2004, the Consenting Lock-Up Noteholders request that the Company retain the services of an Operations Consultant and the Company fails to do so on or before the later of (x) January 7, 2005 and (y) five (5) business days after such request.  The Operations Consultant shall report to the Company’s Board of Directors, and shall make available to the Advisors copies of all reports and operational recommendations;

6.1(j)  The Board of Directors of the Company shall fail to review and seriously consider any material recommendation of the Operations Consultant; or

6.1(k)  The Company shall fail to obtain a commitment from financial institution(s) to provide DIP and exit financing to the Company in accordance with the terms of the Restructuring Term Sheet, on or prior to the commencement of the Bankruptcy Proceedings.”

1.2.          Amendment to Section 6.2 Bankruptcy Termination Events.

The date “December 31, 2004” in the fourth line of Section 6.2 shall be replaced with the date of “January 31, 2005”. As a result of such amendment, the beginning of the first sentence in Section 6.2 shall read as follows:

“Notwithstanding anything to the contrary contained herein, this Agreement and all obligations of the parties hereto shall terminate if (i) the Company fails to commence the Bankruptcy Proceedings and file the Joint Plan of Reorganization and the Disclosure Statement on or before January 31, 2005;….”

1.3.          Waiver

To the extent that the change in the Company’s financial performance described in the December 17th 8-K constitutes a Material Adverse Change, the occurrence of such Material Adverse Change is hereby waived by the Consenting Lock-Up Noteholders.

2.             EFFECTIVENESS OF AGREEMENT

2.1.          This First Amendment shall become effective as of the date first above written upon the satisfaction of the following conditions:

(a)           Executed Documentation.  Receipt by the Company of counterparts to this First Amendment duly executed by the Company and each Consenting Lock-Up Noteholder.

(b)           Extension of Forbearance.  Bank of America, N.A., as Agent and the other Lenders party to that certain Forbearance Agreement and Second Amendment dated as of November 15, 2004 (the “Forbearance Agreement”) shall have agreed to an extension of the Forbearance Period (as defined in the Forbearance Agreement) to January 31, 2005.

3.             MISCELLANEOUS

3.1.          No Other Amendment.   Except for the specific amendments set forth above, nothing contained herein shall be deemed to constitute a waiver of any rights or remedies the parties hereto may have under the Lock-Up Agreement.

3.2.          Further Assurances.  The Company agrees to promptly take such action, upon the request of the Noteholders, as is necessary to carry out the intent of this First Amendment.

3.3.          Counterparts.  This First Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

3.4.          Successors and Assigns.  This First Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective proper and duly authorized agents as of the date first written above.

COMPANY

SYRATECH CORPORATION

By:
Name:
Title:

SUBSIDIARIES

WALLACE INTERNATIONAL DE P.R., INC.

By:
Name:
Title:

CHI INTERNATIONAL, INC.

By:
Name:
Title:

LOCK-UP NOTEHOLDERS: